EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement of Kideo Productions, Inc. filed on Amendment No. 3 to Form SB-2 Registration No. 333-48657.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

New York, New York
May 21, 1998